CONSENT OF ATTORNEYS

Reference  is  made  to  the  Registration   Statement  of  SIMS  Communica-
tions,   Inc.  (the "Company"),  whereby certain Selling  Shareholders  propose
 to sell up to 1,150,000  shares of the  Company's   Common  Stock.   Reference
  is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be sold.


Very truly yours,
HART & TRINEN
William T. Hart

Denver, Colorado
July l8, 1997






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